                                                                    EXHIBIT 99.1

[COLLINS & AIKMAN LOGO]                                             News Release

FOR IMMEDIATE RELEASE
MAY 6, 2004


           COLLINS & AIKMAN ANNOUNCES FIRST QUARTER FINANCIAL RESULTS
                         AND RECORD FIRST QUARTER SALES


TROY, Mich. -- Collins & Aikman Corporation (C&A) (NYSE:CKC) today reported results for the first quarter ended March 31, 2004. The company reported record first quarter net sales in 2004 of $1.066 billion compared to $1.035 billion in the first quarter of 2003, a 3% increase which mainly reflects improved currency impact. The company reported a loss of $23.3 million or 28 cents per share in the first quarter of 2004, which included after-tax charges for restructuring, long-lived asset impairments and costs related to early extinguishment of debt of $10.6 million (or 13 cents per share). In the comparable 2003 quarter, the company had a loss of $26.2 million or 31 cents per share, which included after-tax charges for restructuring and long-lived asset impairments of $13.2 million (or 15 cents per share).

Commenting on the company's first quarter operating results, David A. Stockman, C&A Chairman and CEO stated, "We are pleased with the significant performance improvement in EBITDA before restructuring and impairment charges. For the third consecutive quarter our EBITDA results were up double digits from the prior year on a comparable basis. We are also seeing our previous problem plants turning around their financial results from the 2003 levels."

The first quarter 2004 pre-tax restructuring charge of $9.5 million included costs associated with additional rightsizing efforts to reduce corporate overhead and salaried headcount and to close additional manufacturing facilities. This restructuring initiative is expected to further reduce the company's fixed-cost structure by approximately $13 million when fully implemented.

C&A's net debt, including outstandings under an off-balance sheet accounts receivable facility, was $1.432 billion at March 31, 2004.

EBITDA Discussion

EBITDA was $66.9 million for the first quarter of 2004, which was reduced by charges of $9.5 million for restructuring and $3.0 million for the impairment of long-lived assets. The first quarter 2003 EBITDA was $52.6 million, which was reduced by $18.1 million for the impairment of long-lived assets. A reconciliation of our EBITDA, a non-GAAP financial measure, to U.S. GAAP net loss, is set out in the attached EBITDA reconciliation schedule. The company believes that EBITDA is a meaningful measure of performance as it is commonly utilized in its industry to analyze operating performance. EBITDA should not be construed as income from operations, net income (loss) or cash flow from operating activities as determined by generally accepted accounting principles. Other companies may calculate EBITDA differently.

Awards

The Company received the prestigious Triple Crown Award from NUMMI (New United Motor Manufacturing Inc., a joint venture between Toyota and General Motors). This award was given for C&A's achievements in quality, cost and delivery. C&A also received an award from Honda for quality and delivery performance associated with products from the Soft Trim Business Unit.

Director Resignations

The company also announced today that Charles Becker and Elkin McCallum have resigned as directors of the company effective as of May 6, 2004.

Mr. Becker was first elected to the board in July 2001, following the company's acquisition of Becker Group, LLC, an affiliate of Mr. Becker. He was re-elected to the board last year and has two years remaining in his term. Mr. Becker beneficially owns 9.0% of the company's stock.

Mr. McCallum, whose term as a director was scheduled to expire at the company's upcoming 2004 annual stockholders meeting, was first elected to the board in September 2001, following the company's acquisition of the automotive fabric operations of Joan Fabrics, an affiliate of Mr. McCallum. Mr. McCallum beneficially owns 6.1% of the company's stock.

"We have been fortunate to have had Chuck and Elkin on our board during this intensive three-year period of growth and transition. Their experience and insight have been instrumental in creating the foundation for the company's future success," commented Stockman. "We understand their desire to resign at this time due to other business interests and thank them for their efforts on behalf of the company."


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





Since neither Mr. Becker nor Mr. McCallum would have qualified as an independent director with respect to the company because of their stock ownership positions, their resignations will facilitate the company's ongoing process of working towards compliance with the New York Stock Exchange's requirements for independent board composition prior to the company's 2004 annual stockholders meeting. The company expects to announce other changes in the composition of its board as it completes the compliance process in the near future.


The company will hold a briefing with institutional investors and security analysts, news media representatives and other interested parties at 9:00 a.m. EDT today to discuss its first quarter results and other matters. To participate by phone, please dial (973) 582-2729. The briefing will also be audio webcast, on our website at: www.collinsaikman.com/investor/confcalls.html. A slide presentation will also be used in conjunction with this teleconference and will be available on the company's website.

Collins & Aikman Corporation, a Fortune 500 company, is a global leader in cockpit modules and automotive floor and acoustic systems and a leading supplier of instrument panels, automotive fabric, plastic-based trim and convertible top systems. The company's operations span the globe through 16 countries, more than 100 facilities and nearly 24,000 employees who are committed to achieving total excellence. Collins & Aikman's high-quality products combine superior design, styling and manufacturing capabilities with NVH "quiet" technologies that are among the most effective in the industry. Information about Collins & Aikman is available on the Internet at www.collinsaikman.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Collins & Aikman operates, fluctuations in the production of vehicles for which the company is a supplier, changes in the popularity of particular car models, labor disputes involving the company or its significant customers, changes in consumer preferences, dependence on significant automotive customers, the level of competition in the automotive supply industry, pricing pressure from automotive customers, the substantial leverage of the company and its subsidiaries, limitations imposed by the company's debt facilities, charges made in connection with the integration of operations acquired by the company, the implementation of the reorganization plan, risks associated with conducting business in foreign countries and other risks detailed from time-to-time in the company's Securities and Exchange Commission filings.

CONTACT: J. MICHAEL STEPP                       ROBERT A. KRAUSE
         VICE CHAIRMAN & CFO                    VICE PRESIDENT & TREASURER
         (248) 824-1520                         HEAD OF INVESTOR RELATIONS
         MIKE.STEPP@COLAIK.COM                  (248) 733-4355
                                                ROBERT.KRAUSE@COLAIK.COM

                                       ###



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



                          COLLINS & AIKMAN CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                          -----------------------------
                                                             2004               2003
                                                          -----------       -----------
                                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales                                                 $   1,066.2       $   1,035.1

Cost of goods sold                                              963.9             931.8
                                                          -----------       -----------
Gross profit                                                    102.3             103.3

Selling, general and administrative expenses                     59.9              66.0
Restructuring charges                                             9.5                 -
Impairment of long-lived assets                                   3.0              18.1
                                                          -----------       -----------
Operating income                                                 29.9              19.2

Net interest expense                                            (40.2)            (36.0)
Interest from subsidiary preferred stock dividends               (9.9)             (6.5)
Interest from subsidiary preferred stock accretion               (0.5)             (2.1)
Loss on sale of receivables                                      (2.2)             (1.4)
Other income (expense), net                                      (0.5)              1.5

Loss from operations before income taxes                        (23.4)            (25.3)

Income tax (expense) benefit                                      0.1              (0.9)
                                                          -----------       -----------

Net loss                                                  $     (23.3)      $     (26.2)
                                                          ===========       ===========


Net loss per basic and diluted common share data:
        Total                                             $     (0.28)      $     (0.31)
                                                          ===========       ===========

Basic and diluted shares outstanding                             83.6              83.6
                                                          ===========       ===========


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


                                COLLINS & AIKMAN
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                 MARCH 31,     DECEMBER 31,
                                                                   2004            2003
                                                                ----------     -----------
                                                                (UNAUDITED)
                                                                      (IN MILLIONS)
                                   ASSETS

Current assets:
     Cash and equivalents                                       $      4.4      $     13.2
     Accounts and other receivables, net                             335.9           257.3
     Inventories                                                     167.9           169.4
     Other                                                           217.0           212.2
                                                                ----------      ----------
Total current assets                                                 725.2           652.1

Property, plant and equipment, net                                   833.4           834.1
Deferred tax assets                                                  177.7           178.1
Goodwill and other intangible assets, net                          1,424.2         1,430.0
Other assets                                                          91.5            96.9
                                                                ----------      ----------
Total assets                                                    $  3,252.0      $  3,191.2
                                                                ==========      ==========


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Short-term borrowings                                      $     19.8      $     16.0
     Current maturities of long-term debt                              6.3            31.5
     Accounts payable                                                641.9           638.9
     Accrued expenses                                                276.0           238.9
                                                                ----------      ----------
Total current liabilities                                            944.0           925.3

Long-term debt and lease obligations                               1,310.4         1,237.7
Mandatorily redeemable preferred stock of subsidiary                 171.5           161.2
Other, including pensions and post-retirement
     obligations                                                     413.5           423.4
Minority interest                                                      2.5             3.3

Stockholders' equity                                                 410.1           440.3
                                                                ----------      ----------
Total liabilities and stockholders' equity                      $  3,252.0      $  3,191.2
                                                                ==========      ==========



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




                                COLLINS & AIKMAN
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)


                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                     ---------------------
                                                                      2004          2003
                                                                     -------       -------
                                                                        (IN MILLIONS)
Operating activities
     Net loss                                                        $ (23.3)      $ (26.2)
     Depreciation and amortization                                      37.0          33.4
     Impairment of long-lived assets                                     3.0          18.1
     Changes in working capital                                        (44.4)         (2.0)
     Other                                                               6.2           6.0
                                                                     -------       -------

Net cash flow (used in) provided by operating activities               (21.5)         29.3

Investing activities
     Capital expenditures                                              (39.9)        (35.4)
     Sales of property, plant and equipment                              1.3           3.1
     Acquisitions, net of cash acquired                                  -           (33.0)

Financing activities
     Net increase (decrease) in long-term debt and short-term
           borrowings                                                   51.5         (13.0)

Effect of exchange rate changes on cash                                 (0.2)            -
                                                                     -------       -------

Decrease in cash and equivalents                                        (8.8)        (49.0)

Cash and equivalents at beginning of period                             13.2          81.3
                                                                     -------       -------

Cash and equivalents at end of period                                $   4.4       $  32.3
                                                                     =======       =======


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





                                COLLINS & AIKMAN
               SUPPLEMENTAL DATA -- EBITDA RECONCILIATION SCHEDULE
                                   (unaudited)



                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              ---------------------
                                                               2004           2003
                                                              -------       -------
                                                                  (IN MILLIONS)
Net loss                                                      $ (23.3)      $ (26.2)
Income tax (benefit) expense                                     (0.1)          0.9
Net interest expense                                             40.2          36.0
Loss on sale of receivables                                       2.2           1.4
Interest from subsidiary preferred stock dividends and
     Accretion                                                   10.4           8.6
Other expense (income), net                                       0.5          (1.5)
                                                              -------       -------

Operating income                                                 29.9          19.2
Depreciation and amortization                                    37.0          33.4
                                                              -------       -------
EBITDA                                                        $  66.9       $  52.6
                                                              =======       =======


Memo:

Restructuring charges                                         $   9.5       $    -
Impairment of long-lived assets                                   3.0          18.1
                                                              -------       -------

Total restructuring and impairment charges                    $  12.5       $  18.1
                                                              =======       =======


This supplemental data presented above is a reconciliation of a certain financial measure which is intended to facilitate analysis of Collins & Aikman Corporation's business and operating performance.

EBITDA is defined as operating income plus depreciation and amortization. The company believes that EBITDA is a meaningful measure of performance as it is commonly utilized in the industry to analyze operating performance. EBITDA should not be construed as income from operations, net income (loss) or cash flow from operating activities as determined by generally accepted accounting principles. Other companies may calculate EBITDA differently.


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